Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports Fourth Quarter Fiscal 2022 Financial Results
Dallas, Texas. (September 7, 2022) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter and year ended July 31, 2022.
For the three months ended July 31, 2022, revenue, gross profit, and net income were $883.4 million, $381.6 million, and $263.7 million, respectively. These represent an increase in revenue of $134.8 million, or 18.0%; an increase in gross profit of $24.1 million, or 6.7%; and an increase in net income of $7.8 million, or 3.0%, respectively, from the same period last year. Fully diluted earnings per share for the three months ended July 31, 2022 were $1.10 compared to $1.06 last year, an increase of 3.8%.
For the year ended July 31, 2022, revenue, gross profit, and net income were $3.5 billion, $1.6 billion, and $1.1 billion, respectively. These represent an increase in revenue of $808.4 million, or 30.0%; an increase in gross profit of $263.1 million, or 19.6%; and an increase in net income of $153.6 million, or 16.4%, respectively, from the same period last year. Fully diluted earnings per share for the year ended July 31, 2022 were $4.52 compared to $3.90 last year, an increase of 15.9%.
Excluding the impact of acquisition related integration charges, extinguishment of debt, and certain income tax benefits related to stock-based compensation, non-GAAP fully diluted earnings per share for the three months ended July 31, 2022 and 2021, were $1.13 and $1.03, respectively, which was an increase of 9.7%. Excluding the impact of certain discrete income tax items, acquisition related integration charges, extinguishment of debt, certain legal matters, and certain income tax benefits related to stock-based compensation, non-GAAP fully diluted earnings per share for the year ended July 31, 2022 and 2021, were $4.46 and $3.70, respectively, which was an increase of 20.5%. A reconciliation of non-GAAP financial measures to the most directly comparable financial measures computed in accordance with U.S. generally accepted accounting principles (GAAP) can be found in the tables attached to this press release.
On Thursday, September 8, 2022, at 11:00 a.m. Eastern Time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed at www.copart.com/investorrelations. A replay of the call will be available through November 2022 by visiting www.copart.com/investorrelations.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platform links sellers to more than 750,000 members in over 170 countries. Copart offers services to process and sell vehicles to dealers, dismantlers, rebuilders, exporters, and to the general public. Copart sells vehicles on behalf of insurance companies, banks, finance companies, charities, fleet operators, dealers, vehicle rental companies, and individuals. With operations at over 200 locations in 11 countries, Copart has more than 250,000 vehicles available online every day. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a member, visit Copart.com/Register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Use of Non-GAAP Financial Measures
Included in this release are certain non-GAAP financial measures, including non-GAAP net income per diluted share, which exclude the impact of certain discrete income tax items, acquisition related integration charges, extinguishment of debt, certain legal matters, and certain income tax benefits related to stock-based compensation. These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Copart’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Copart has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Copart believes the presentation of non-GAAP net income per diluted share included in this release in conjunction with the corresponding GAAP financial measures provides meaningful information for investors, analysts and management in assessing Copart’s business trends and financial performance.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements concerning the potential impact of the COVID-19 pandemic on our business, operations, and operating results. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Brooke Boston, Executive Assistant, Office of the Chief Financial Officer
brooke.boston@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended July 31,			Twelve Months Ended July 31,
	2022	2021	% Change	2022	2021	% Change
Service revenues and vehicle sales:
Service revenues	$707,816	$620,048	14.2%	$2,853,040	$2,291,867	24.5%
Vehicle sales	175,572	128,582	36.5%	647,881	400,644	61.7%
Total service revenues and vehicle sales	883,388	748,630	18.0%	3,500,921	2,692,511	30.0%
Operating expenses:
Yard operations	307,717	250,396	22.9%	1,186,457	897,086	32.3%
Cost of vehicle sales	161,255	113,641	41.9%	585,203	346,128	69.1%
Yard depreciation and amortization	31,530	26,567	18.7%	117,913	100,917	16.8%
Yard stock-based compensation	1,314	543	142.0%	5,127	5,289	(3.1)%
Gross profit	381,572	357,483	6.7%	1,606,221	1,343,091	19.6%
General and administrative	43,257	39,652	9.1%	177,314	149,978	18.2%
General and administrative depreciation and amortization	4,803	3,097	55.1%	20,072	21,054	(4.7)%
General and administrative stock-based compensation	8,719	13,234	(34.1)%	33,838	35,633	(5.0)%
Total operating expenses	558,595	447,130	24.9%	2,125,924	1,556,085	36.6%
Operating income	324,793	301,500	7.7%	1,374,997	1,136,426	21.0%
Other expense:
Interest expense, net	(2,656)	(5,020)	(47.1)%	(16,688)	(20,247)	(17.6)%
Loss on extinguishment of debt	(16,759)	—	100.0%	(16,759)	—	100.0%
Other income, net	(1,910)	2,564	(174.5)%	(596)	5,667	(110.5)%
Total other expense	(21,325)	(2,456)	768.3%	(34,043)	(14,580)	133.5%
Income before income taxes	303,468	299,044	1.5%	1,340,954	1,121,846	19.5%
Income tax expense	39,733	43,070	(7.7)%	250,824	185,351	35.3%
Net income	$263,735	$255,974	3.0%	$1,090,130	$936,495	16.4%

Basic net income per common share	$1.11	$1.08	2.8%	$4.59	$3.96	15.9%
Weighted average common shares outstanding	237,841	236,679	0.5%	237,419	236,252	0.5%

Diluted net income per common share	$1.10	$1.06	3.8%	$4.52	$3.90	15.9%
Diluted weighted average common shares outstanding	240,736	240,714	—%	241,151	240,290	0.4%

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 31, 2022	July 31, 2021
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$1,384,236	$1,048,260
Accounts receivable, net	578,573	480,628
Vehicle pooling costs	112,242	94,449
Inventories	58,791	44,968
Income taxes receivable	49,882	20,012
Prepaid expenses and other assets	18,731	14,294
Total current assets	2,202,455	1,702,611
Property and equipment, net	2,485,764	2,296,624
Operating lease right-of-use assets	116,303	119,487
Intangibles, net	54,680	45,873
Goodwill	401,954	355,717
Other assets	47,708	41,831
Total assets	$5,308,864	$4,562,143

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$399,034	$369,826
Deferred revenue	20,061	20,973
Income taxes payable	—	7,760
Current portion of operating and finance lease liabilities	21,794	22,472
Total current liabilities	440,889	421,031
Deferred income taxes	80,060	63,969
Income taxes payable	64,637	52,345
Operating and finance lease liabilities, net of current portion	95,683	97,961
Long-term debt and other liabilities, net of discount	1,996	397,636
Total liabilities	683,265	1,032,942
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	24	24
Additional paid-in capital	838,532	761,834
Accumulated other comprehensive loss	(169,365)	(100,860)
Retained earnings	3,956,408	2,868,203
Total stockholders’ equity	4,625,599	3,529,201
Total liabilities and stockholders’ equity	$5,308,864	$4,562,143

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended July 31,
	2022	2021
Cash flows from operating activities:
Net income	$1,090,130	$936,495
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	138,605	123,084
Allowance for credit loss	1,349	(1,121)
Equity in (earnings) losses of unconsolidated affiliates	284	(3,240)
Stock-based compensation	38,965	40,922
Gain on sale of property and equipment	(939)	(1,480)
Loss on extinguishment of debt	16,759	—
Deferred income taxes	17,017	(7,951)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(97,750)	(127,513)
Vehicle pooling costs	(18,342)	(20,476)
Inventories	(10,851)	(24,602)
Prepaid expenses and other current and non-current assets	(5,156)	7,025
Operating lease right-of-use assets and lease liabilities	715	570
Accounts payable and accrued liabilities	36,306	44,613
Deferred revenue	(574)	8,781
Income taxes receivable	(29,884)	6,739
Income taxes payable	49	9,045
Net cash provided by operating activities	1,176,683	990,891

Cash flows from investing activities:
Purchases of property and equipment	(337,448)	(462,996)
Purchases of assets and liabilities in connection with acquisitions, net of cash acquired	(106,604)	(5,000)
Proceeds from sale of property and equipment	4,333	2,530
Purchase of held to maturity securities	(374,866)	—
Proceeds from the sale of held to maturity securities	374,866	—
Investment in unconsolidated affiliate	(2,591)	—
Net cash used in investing activities	(442,310)	(465,466)

Cash flows from financing activities:
Proceeds from the exercise of stock options	28,108	39,049
Proceeds from the issuance of Employee Stock Purchase Plan shares	9,625	9,136
Payments for employee stock-based tax withholdings	(1,925)	(6,145)
Debt offering costs	(1,212)	—
Principal payments on long-term debt	(416,759)	—
Payments of finance lease obligations	(530)	(1,118)
Net cash (used in) provided by financing activities	(382,693)	40,922
Effect of foreign currency translation	(15,704)	4,195
Net increase in cash, cash equivalents, and restricted cash	335,976	570,542
Cash, cash equivalents, and restricted cash at beginning of period	1,048,260	477,718
Cash, cash equivalents, and restricted cash at end of period	$1,384,236	$1,048,260
Supplemental disclosure of cash flow information:
Interest paid	$18,539	$19,723
Income taxes paid, net of refunds	$263,226	$178,241

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Additional Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2022	2021	2022	2021
GAAP net income	$263,735	$255,974	$1,090,130	$936,495
Effect of certain discrete income tax items	—	—	(17,490)	(19,764)
Effect of certain legal matters, net of tax	—	—	5,092	—
Effect of extinguishment of debt, net of tax	12,929	—	12,929	—
Effect of acquisition related integration charges, net of tax	—	2,713	—	2,713
Effect of recognizing tax benefit on exercise of stock-based compensation	(5,077)	(10,962)	(14,274)	(29,812)
Non-GAAP net income	$271,587	$247,725	$1,076,387	$889,632

GAAP net income per diluted common share	$1.10	$1.06	$4.52	$3.90
Non-GAAP net income per diluted common share	$1.13	$1.03	$4.46	$3.70

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000